CONSENT OF INDEPENDENT AUDITORS





     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement #333-49830 of Minnesota Mining and Manufacturing Company on Form S-4 of our report dated August 4, 2000, appearing in the Annual Report on Form 10-K of Robinson Nugent, Inc. for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


January 10, 2001